UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 19, 2022

TAKE-TWO INTERACTIVE SOFTWARE, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-34003	51-0350842
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

110 West 44th St. New York, New York , 10036 (Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: (646) 536-2842

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $.01 par value	TTWO	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07.	Submission of Matters to a Vote of Security Holders.

At 11:00 a.m., Eastern Time, on May 19, 2022, Take-Two Interactive Software, Inc. (“Take-Two”) held a special meeting of stockholders (the “Special Meeting”) to consider certain proposals related to the Agreement and Plan of Merger, dated January 9, 2022, among Take-Two, Zebra MS I, Inc. (“Merger Sub 1”), Zebra MS II, Inc. (“Merger Sub 2”), and Zynga Inc. (“Zynga”), as the same may be amended from time to time (the “Merger Agreement”).

As of the close of business on April 4, 2022, the record date for the Special Meeting, there were 115,457,154 shares of Take-Two common stock, par value $0.01 per share (the “Common Stock”) issued and outstanding, each of which was entitled to one vote for each proposal at the Special Meeting. At the Special Meeting, a total of 82,585,999 shares of Common Stock, representing approximately 71.53% of the issued and outstanding shares entitled to vote, were present in person or by proxy, constituting a quorum to conduct business.

At the Special Meeting, the following proposals were considered:

1.	The proposal to approve the issuance of shares of Common Stock to stockholders of Zynga in connection with the combination contemplated by the Merger Agreement.

This proposal is referred to as the “Take-Two share issuance proposal.”

2.

The proposal to approve the adoption of an amendment to Take-Two’s Restated Certificate of Incorporation to increase the number of authorized shares of Take-Two capital stock from 205,000,000 to 305,000,000, of which 300,000,000 shares will be Common Stock and 5,000,000 shares will be preferred stock.

This proposal is referred to as the “Take-Two charter amendment proposal.”

3.

The proposal to approve the adjournment of the Special Meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the Special Meeting to approve the Take-Two share issuance proposal and the Take-Two charter amendment proposal.

This proposal is referred to as the “Take-Two adjournment proposal.”

Each of the three proposals was approved by the requisite vote of the Company’s stockholders. The final voting results for each proposal are described below. For more information on each of these proposals, see the definitive joint proxy statement filed by Take-Two and Zynga with the U.S. Securities and Exchange Commission on April 7, 2022 (the “Joint Proxy Statement”).

1.	Take-Two share issuance proposal:

Votes For	Votes Against	Abstentions
80,495,820	1,904,910	185,269

2.	Take-Two charter amendment proposal:

Votes For	Votes Against	Abstentions
80,339,888	2,060,575	185,536

3.	Take-Two adjournment proposal:

Votes For	Votes Against	Abstentions
74,454,525	8,081,803	49,671

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously reported on Take-Two’s Form 8-K filed with the SEC on May 17, 2022 (the “Prior Form 8-K”), subject to and upon the closing of the combination, Ellen Siminoff and William “Bing” Gordon, the two members of the Zynga board of directors who were selected by Zynga for appointment to the Take-Two Board pursuant to the Merger Agreement, will become members of the Take-Two Board of Directors. The disclosure set forth under Item 5.02 of the Prior Form 8-K is hereby incorporated herein by reference. Mr. Gordon will not qualify as an “independent” director under the applicable rules of The Nasdaq Stock Market because he is a party to a pre-existing consulting agreement with Zynga, the terms of which are described in Zynga’s Form 10-K/A filed with the SEC on April 4, 2022 and incorporated by reference in the Joint Proxy Statement, which description is incorporated by reference herein.

Item 8.01.	Other Events.

Exchange Ratio

Pursuant to the terms of the Merger Agreement, upon the closing of the combination contemplated by the Merger Agreement, Zynga stockholders will be entitled to receive $3.50 in cash and 0.0406 shares of Common Stock for each share of Zynga’s class A common stock, par value $0.00000625 per share (the “Zynga Common Stock”), that they hold. Furthermore, pursuant to the terms of the Merger Agreement, the equity award exchange ratio governing Take-Two’s assumption of outstanding options to purchase Zynga Common Stock, restricted stock unit awards covering Zynga Common Stock and performance stock unit awards covering Zynga Common Stock shall be 0.0702.

Press Release

On May 19, 2022, the Company and Zynga issued a joint press release announcing the results of the Special Meeting and the results of the special meeting of the Zynga stockholders held on May 19, 2022 in connection with the combination contemplated by the Merger Agreement. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits. The following exhibit is filed herewith:

Exhibit Number	Description

99.1	Joint Press Release of Take-Two Interactive Software, Inc. and Zynga Inc., dated May 19, 2022.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TAKE-TWO INTERACTIVE SOFTWARE, INC.

Dated: May 19, 2022	By:	/s/ Matthew Breitman
	Name:	Matthew Breitman
	Title:	Senior Vice President, General Counsel Americas & Corporate Secretary